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                                                                    EXHIBIT 3.27
                                                                    ------------

                            ARTICLES OF ORGANIZATION

                                       OF

                              TOKHEIM SERVICES LLC

          The undersigned person, acting as an organizer of the limited liability company hereinafter named, sets forth the following statements:

          FIRST:  The name of the limited liability company (the "Company") is
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Tokheim Services LLC.

          SECOND:  The address of its registered office in the State of Indiana
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and the name of the Company's registered agent at that address are Corporation
Service Company, 251 East Ohio Street, Suite 500, Indianapolis, Indiana  46204.

          THIRD:  The duration of the Company is perpetual until dissolution in
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accordance with the provisions of the Indiana Business Flexibility Act.

          FOURTH:  The management of the business and affairs of
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the Company  is vested in a board of managers.

          IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization this 18th day of November, 1998.





                              By /s/ M. Martha Sherry
                                 -----------------------------
                              Name: M. Martha Sherry
                              Title: Authorized Person